EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Full Year 2018 Results
Company Delivers Strong Q4 Results, Expects Modest Decrease in Q1 Revenue

LIVERMORE, Calif. — February 6, 2019 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2018 ended December 29, 2018. Quarterly revenues were $140.9 million, up 4.4% from $135.0 million reported in the third quarter of fiscal 2018, and up 6.8% from $131.9 million in the fourth quarter of fiscal 2017. For fiscal 2018, FormFactor posted revenues of $529.7 million, down 3.4% from $548.4 million in fiscal 2017, and achieved the following:

•	Delivered the strongest financial performance of the year in the fourth quarter

•	Demonstrated resilient business model in a challenging industry environment

•	Strengthened key customer relationships with world’s top logic, memory and foundry manufacturers as three 10% customers in Q4

“Our Q4’18 results demonstrated the strength and leadership we have in our served markets," said Mike Slessor, CEO of FormFactor, Inc. “Despite a very dynamic industry environment and several customer node transition delays, we delivered solid financial and operational results by capitalizing on our broad and diverse opportunity set in advanced probe cards and engineering systems.”

Fourth Quarter Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2018 was $85.1 million, or $1.13 per fully-diluted share, compared to net income for the third quarter of fiscal 2018 of $7.7 million, or $0.10 per fully-diluted share, and net income for the fourth quarter of fiscal 2017 of $5.6 million, or $0.07 per fully-diluted share. Net income for fiscal 2018 was $104.0 million or $1.38 per fully-diluted share, compared to net income of $40.9 million, or $0.55 per fully-diluted share for fiscal 2017. GAAP net income includes a release of $75.8 million dollars of the valuation allowance which was previously recorded against the majority of our deferred tax assets.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2018 was $23.4 million, or $0.31 per fully-diluted share, compared to net income for the third quarter of fiscal 2018 of $19.6 million, or $0.26 per fully-diluted share, and net income for the fourth quarter of fiscal 2017 of $18.0 million, or $0.24 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below. On a non-GAAP basis, net income for fiscal 2018 was $76.1 million, or $1.01 per fully-diluted share, compared to net income of $89.5 million, or $1.21 per fully-diluted share for fiscal 2017.

Free cash flow for the fourth quarter of fiscal 2018 was $15.8 million, compared to free cash flow for the third quarter of 2018 of $13.0 million, and free cash flow for the fourth quarter of fiscal 2017 of $23.5 million. Free cash flow for fiscal 2018 was $51.9 million, compared to free cash flow of $72.4 million for fiscal 2017. A reconciliation of net cash provided by operating activities to free cash flow generation is provided in the schedules included below.

Outlook

“With all major customers innovating on existing nodes and utilizing existing capacity, the design-specific consumable nature of our products is significant, and we are continuing to experience solid new-design flow in the beginning of 2019. Along with the rest of the industry, our visibility is very limited at present, however, we expect these general trends to continue through the balance of this quarter,” concluded Dr. Slessor.

For the first quarter ending on March 30, 2019, FormFactor is providing the following outlook including the impact of deferred tax expenses:

	GAAP	Reconciling Items[2]	Non-GAAP[1]
Revenue	$127 million to $135 million	—	$127 million to $135 million
Gross Margin	37% to 40%	$6 million	41% to 44%
Net income per diluted share	$0.02 to $0.08	$0.13	$0.15 to $0.21
1Inclusion of deferred tax expenses reduces Q1 outlook for non-GAAP diluted earnings per share by approximately 4 cents.
2Reconciling items are stock-based compensation and amortization of intangibles.

We have posted our revenue breakdown by region and market segment on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available by telephone through February 8, 2019, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 6384939. Additionally, the replay will also be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 29, 2018, as well as for the comparable periods of fiscal 2017, are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, progress towards the Company’s long-term financial model, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; the timing of customers’ transitions to new technologies; the Company’s ability to capitalize on market and customer opportunities; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes in the market, macro-economic environments; failure of the Company to realize the anticipated benefits of acquisitions; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenues	$140,887	$131,901	$529,675	$548,441
Cost of revenues	84,865	83,272	319,336	332,844
Gross profit	56,022	48,629	210,339	215,597
Operating expenses:
Research and development	18,398	18,513	74,976	73,807
Selling, general and administrative	25,668	24,238	99,094	94,679
Restructuring charges	160	481	160	810
Total operating expenses	44,226	43,232	174,230	169,296
Operating income	11,796	5,397	36,109	46,301
Interest income	404	264	1,356	548
Interest expense	(660)	(1,045)	(3,314)	(4,491)
Other income (expense), net	117	(170)	(224)	(152)
Income before income taxes	11,657	4,446	33,927	42,206
Provision (benefit) for income taxes	(73,443)	(1,142)	(70,109)	1,293
Net income	$85,100	$5,588	$104,036	$40,913
Net income per share:
Basic	$1.15	$0.08	$1.42	$0.57
Diluted	$1.13	$0.07	$1.38	$0.55
Weighted-average number of shares used in per share calculations:
Basic	74,108	72,846	73,482	72,292
Diluted	75,416	74,756	75,182	74,239

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

GAAP net income	$85,100	$5,588	$104,036	$40,913
Adjustments to reconcile GAAP net income to Non-GAAP net income:
Stock-based compensation	5,406	4,952	17,827	16,230
Restructuring charges, net	160	481	160	810
Acquisition and integration related expenses	—	782	—	2,520
Amortization of intangibles	7,497	7,515	29,373	31,509
Income tax valuation allowance release	(75,803)	—	(75,803)	—
Contingencies	—	—	—	(206)
Proceeds from sale of intellectual property	—	—	—	(400)
Benefit from U.S. tax reform	—	715	—	715
Income tax effect of non-GAAP adjustments	1,088	(2,053)	555	(2,624)
Non-GAAP net income	$23,448	$17,980	$76,148	$89,467

Non-GAAP net income per share:
Basic	$0.32	$0.25	$1.04	$1.24
Diluted	$0.31	$0.24	$1.01	$1.21

Weighted-average number of shares used in per share calculations:
Basic	74,108	72,846	73,482	72,292
Diluted	75,416	74,756	75,182	74,239

FORMFACTOR, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 29, 2018		December 30, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$56,022	39.8%	$48,629	36.9%
Adjustments:
Amortization of intangibles	5,112	3.6%	5,473	4.1%
Stock-based compensation	960	0.7%	1,000	0.7%
Acquisition and integration related expenses	—	—%	68	0.1%
Non-GAAP Gross Profit/Margin	$62,094	44.1%	$55,170	41.8%

	Fiscal Year Ended
	December 29, 2018		December 30, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$210,339	39.7%	$215,597	39.3%
Adjustments:
Amortization of intangibles	20,530	3.9%	23,370	4.3%
Stock-based compensation	3,525	0.7%	3,539	0.6%
Acquisition and integration related expenses	—	—%	74	—%
Contingencies	—	—%	(30)	—%
Non-GAAP Gross Profit/Margin	$234,394	44.3%	$242,550	44.2%

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net cash provided from operating activities	$22,562	$26,455	$68,700	$86,323
Adjustments
Cash paid for interest	814	863	3,113	3,836
Capital expenditures	(7,543)	(3,838)	(19,869)	(17,756)
	(6,729)	(2,975)	(16,756)	(13,920)
Free cash flow	$15,833	$23,480	$51,944	$72,403

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$98,472	$91,184
Marketable securities	50,531	48,988
Accounts receivable, net	95,333	81,515
Inventories, net	77,706	67,848
Restricted cash	849	372
Refundable income taxes	1,260	2,242
Prepaid expenses and other current assets	13,669	13,705
Total current assets	337,820	305,854
Restricted cash	1,225	1,170
Property, plant and equipment, net	54,054	46,754
Goodwill	189,214	189,920
Intangibles, net	67,640	97,484
Deferred tax assets	77,301	3,133
Other assets	968	2,259
Total assets	$728,222	$646,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,006	$35,046
Accrued liabilities	27,731	33,694
Current portion of term loan, net of unamortized issuance cost of $160 and $307	29,840	18,443
Deferred revenue	4,941	4,978
Total current liabilities	102,518	92,161
Term loan, less current portion, net of unamortized issuance cost of $29 and $272	34,971	87,228
Deferred tax liabilities	2,355	3,379
Deferred rent and other liabilities	8,214	5,169
Total liabilities	148,058	187,937

Stockholders' equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value:
250,000,000 shares authorized; 74,139,712 and 72,532,176 shares issued and outstanding	75	73
Additional paid-in capital	862,897	843,116
Accumulated other comprehensive income	780	3,021
Accumulated deficit	(283,588)	(387,573)
Total stockholders' equity	580,164	458,637
Total liabilities and stockholders' equity	$728,222	$646,574

About our Non-GAAP Net Income (loss) and Adjustments:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income and GAAP earnings per fully-diluted share to remove the impact of certain items and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income” and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F